Exhibit 2.7

Document Processing Fee
If document is on paper: $60.00
If document is filed electronically: Currently Not Available
Fees are subject to change.
For electronic filing and to obtain copies of filed documents visit www.sos.state.co.us
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
Paper documents must be typed or machine printed.

20051118117 C
$ 60.00
SECRETARY OF STATE
03-18-2005 16:23:52

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Merger

filed pursuant to §7-90-301, et seq. and §7-90-203 Colorado Revised Statutes (C.R.S.)

1. Entity name or true name of each merging entity:

New Frontier Energy, Inc.
(Enter name exactly as it appears in the records of the secretary of state if applicable)

Form of entity: Corporation

Jurisdiction under which the entity was formed: Colorado

ID number (if applicable): 20001003762

Principal office street address: 5632 S. Spotswood St.
(Street name and number)

Littleton CO 80120
(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

Principal office mailing address: (if different from above)
(Street name and number or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province – if applicable) (Country – if not US)

Entity name or true name:

Skyline Resources, Inc.
(Enter name exactly as it appears in the records of the secretary of state if applicable)

Form of entity: Corporation

Jurisdiction under which the entity was formed: Colorado

ID number (if applicable): 19981186569

Principal office street address: 11900 West 44th St. Ste. 250
(Street name and number)

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Westminster	CO	80033
	(City)	*(State)*	*(Postal/Zip Code)*
	(Province – if applicable)	*(Country – if not US)*	

Principal office mailing address: (if different from above)

(Street name and number or Post Office Box information)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

Entity name or true name:

(Enter name exactly as it appears in the records of the secretary of state if applicable)

Form of entity:

Jurisdiction under which the entity was formed:

ID number (if applicable):

Principal office street address:

(Street name and number)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

Principal office mailing address: (if different from above)

(Street name and number or Post Office Box information)

(City) *(State)* *(Postal/Zip Code)*

(Province – if applicable) *(Country – if not US)*

(If there are more than three merging entities, mark this box☐ and include an attachment stating the entity name, ID number, and the principal office address of each additional merging entity.)

2. Entity name of the surviving entity:

New Frontier Energy, Inc.
(Enter name exactly as it appears in the records of the secretary of state if applicable)

Form of entity: Corporation

Jurisdiction under which the entity was formed: Colorado

ID number (if applicable): 20001003762

Principal office street address: 5632 S. Spotswood St.
(Street name and number)

Littleton,	CO	80120
(City)	*(State)*	*(Postal/Zip Code)*

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(Province – if applicable) (Country – if not US)

Principal office mailing address: ______________________
(if different from above)
(Street name and number or Post Office Box information)

____

____
(City) (State) (Postal/Zip Code)

____
(Province – if applicable) (Country – if not US)

3. New entity name of surviving entity:

____

4. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, make the applicable selection)*:

☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

5. The merging entities are merged into the surviving entity pursuant to this section.

6. If the entity's period of duration as amended is perpetual, mark this box: ☒

OR

If the entity's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ______________________
(mm/dd/yyyy)

7. If one or more of the merging entities is a registrant of a trademark described in a filed document in the records of the secretary of state, mark this box ☐ and state below the document number of each such filed document.

Document number: __________

Document number: __________

(If more than two trademarks, mark this box ☐ *and include an attachment stating the additional document numbers.)*

8. Other amendments, if any, are attached.

9. Additional information may be included. If applicable, mark this box ☐ and include an attachment stating the additional information.

10. *(Optional)* Delayed effective date: ______________________
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

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This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

11. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Stefanski	David		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

1050 17th St. Ste. 1700
(Street name and number or Post Office Box information)

Denevr	CO	80265
(City)	*(State)*	*(Postal/Zip Code)*
(Province – if applicable)	*(Country – if not US)*	

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

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STATEMENT OF MERGER

OF

NEW FRONTIER ENERGY, INC.

AND

SKYLINE RESOURCES, INC.

The undersigned officers of the Surviving Corporation and the Disappearing Corporation, parties to an Agreement and Plan of Merger, submit the following Statement of Merger pursuant to the provisions of Section 7-111-104 of the Colorado Revised Statutes, as amended.

ARTICLE I

Names of Constituent Corporations

The name and state of incorporation of each constituent corporation is:

1.              Skyline Resources, Inc., a Colorado corporation, located at 11900 West 44th Street, Suite 250, Westminster Colorado 80033 (the "Disappearing Corporation"); and

2.              New Frontier Energy, Inc., a Colorado Corporation, located at 5632 S. Spotswood Street, Littleton, CO 80120 (the "Surviving Corporation").

ARTICLE II

Plan of Merger

The Agreement and Plan of Merger is attached hereto as Exhibit A.

ARTICLE III

Shareholder Approval of Plan of Merger

Pursuant to Colorado Revised Statute Section 7-111-104(3), approval of the Agreement and Plan of Merger by the respective shareholders of the Disappearing Corporation and the Surviving Corporation was not required.

ARTICLE IV

Principal Address of Surviving Corporation

The principal business address of the Surviving Corporation is 5632 S. Spotswood Street, Littleton, CO 80120.

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IN WITNESS WHEREOF, the undersigned President of the Surviving Corporation and the Secretary of the Disappearing Corporation have executed these Articles of Merger and verify that the statements contained herein are true and complete and are the act and deed of the constituent corporations this the 28th day of February, 2005.

New Frontier Energy, Inc., a Colorado corporation
(the Surviving Corporation)

/s/ Paul G. Laird
Paul G. Laird, President

Skyline Resources, Inc., a Colorado corporation
(The Disappearing Corporation)

/s/ Les Bates
Les Bates Secretary

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NEW FRONTIER ENERGY, INC.

AND

SKYLINE RESOURCES, INC.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER ("Plan" or "Merger Agreement") effective as of February 28, 2005, between Skyline Resources, Inc., a Colorado corporation ("Skyline"), and New Frontier Energy, Inc., a Colorado corporation ("New Frontier") are hereinafter collectively referred to as the "Constituent Corporations."

WI TN E S S ETH:

WHEREAS, Skyline Resources, Inc. is a corporation duly organized and existing under the laws of the State of Colorado, with 1 share of common stock, $0.001 par value ("Colorado Stock"), issued and outstanding, which is owned by New Frontier Energy, Inc.; and

WHEREAS, New Frontier Energy, Inc. is a corporation duly organized and existing under the laws of the State of Colorado, having filed its Articles of Incorporation in the office of the Secretary of State of Colorado on January 7, 2000, and currently having an authorized capital stock of (i) 50,000,000 shares of common stock, $0.001 par value ("Common"), 25,000,000 shares of preferred stock ("Preferred") of which 3,254,451 shares of common are issued and outstanding, 50,000 shares of Series A Preferred are issued and outstanding, 32,175 shares of Series B Preferred are issued and outstanding; and

WHEREAS, the respective Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and their shareholders that Skyline be merged with and into New Frontier, which shall be the surviving corporation, as authorized by the statutes of the State of Colorado and pursuant to the terms and conditions hereinafter set forth herein, and each such Board of Directors of the Constituent Corporations have duly approved this Agreement and Plan of Merger; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms of the merger (the "Merger") provided by this Merger Agreement, the mode of carrying the same into effect and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the conditions hereinafter set forth, as follows:

ARTICLE I

THE MERGER

SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Colorado law, at the Effective Time (as defined in Section 1.02), Skyline shall be merged with and into New Frontier. As a result of the Merger, the separate corporate existence of Skyline shall cease and New Frontier shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall remain "New Frontier Energy, Inc."

SECTION 1.02. Effective Time. The parties hereto shall cause the Merger to be consummated by filing of statement of merger (the "Statement of Merger") with the Secretary of State of the State of Colorado, in such form as required by, and executed in accordance with the relevant provisions of Colorado Law. The Merger shall be effective as of February 28, 2005 and upon the filing of the Statement of Merger with the Secretary of State of the State of Colorado (the "Effective Time").

SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions ·of Colorado Law. Without· limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Skyline and New Frontier shall vest in the Surviving Corporation, and all debts, liabilities and duties of Skyline and New Frontier shall become the debts, liabilities and duties of the Surviving Corporation.

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SECTION 1.04. Articles of Incorporation: Bylaws. At the Effective Time, the Articles of Incorporation and the Bylaws of New Frontier, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation.

SECTION 1.05. Directors and Officers. The directors of New Frontier immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of New Frontier immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE II

CANCELLATION OF SECURITIES

SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Skyline and New Frontier the single share of Skyline that is issued and outstanding, which is 100% owned by New Frontier, shall be canceled.

SECTION 2.02. Stock Transfer Books. At the Effective Time, the stock transfer books of Skyline shall be closed and there shall be no further registration of transfers of shares of Skyline's Stock thereafter on the records of Skyline.

ARTICLE III

Approval and Effective Time of the Merger

The Merger shall become effective as of February 28, 2005 and upon the filing of the Statement of Merger in Colorado.

ARTICLE IV

Miscellaneous Provisions

(a)            For the convenience of the parties, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

(b)            It is the intention of the parties that the laws of the State of Colorado shall govern the enforceability and validity of this Merger Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(c) This Merger Agreement may not be altered or amended except pursuant to an jnstrument in writing signed on behalf of the parties hereto.

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IN WITNESS WHEREOF, Skyline Resources, Inc. has caused this Merger Agreement to be signed by its Secretary pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, and New Frontier Energy, Inc. has caused this Merger Agreement to be signed by its President pursuant to authorization contained in a resolution adopted by its Board of Directors approving this Merger Agreement, all on the date first above written.

New Frontier Energy, Inc., a Colorado corporation

/s/ Paul G. Laird
Paul G. Laird, President

Skyline Resources, Inc., a Colorado corporation

/s/ Les Bates
Les Bates Secretary

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